UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 20, 2020
(Date of earliest event reported)

ANAPTYSBIO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37985	20-3828755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10421 Pacific Center Court, Suite 200
San Diego, CA 92121
(Address of Principal Executive Offices, and Zip Code)

(858) 362-6295
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ANAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2020, the Board of Directors (the “Board”) of AnaptysBio, Inc. (“AnaptysBio”) appointed Paul F. Lizzul, M.D., Ph.D., M.P.H., M.B.A., 45, as Chief Medical Officer, effective as of July 31, 2020. Dr. Lizzul previously served as Executive Medical Director of Amgen Inc. Before joining Amgen, he served as Chief Medical Officer of Sienna Biopharmaceuticals, Inc., Senior Medical Director and Head of Safety at Kythera Biopharmaceuticals, Inc., and as an Assistant Professor of Dermatology and Associate Director of Clinical Research at the Tufts University School of Medicine where he conducted investigator-initiated and industry-sponsored clinical trials in inflammatory skin diseases (psoriasis). Dr. Lizzul has authored articles in academic journals on topics including inflammation, psoriasis, aesthetics (Kybella) and health care reform. Dr. Lizzul is a diplomat of the American Board of Dermatology and a faculty member of the American Academy of Dermatology and previously served on the FDA’s Dermatology and Ophthalmic Drugs Advisory Committee. Dr. Lizzul is a volunteer member of the teaching faculty in the Department of Dermatology at University of California, Los Angeles School of Medicine. Dr. Lizzul completed his post-graduate medical internship at Greenwich Hospital, Yale University School of Medicine and his dermatology residency at the University of California Davis, where he was appointed chief resident. Dr. Lizzul earned his B.S. in Biology from Rensselaer Polytechnic Institute, and an M.D., Ph.D. in Molecular Genetics and Microbiology and M.P.H. in Epidemiology/Outcomes from the Rutgers/Robert Wood Johnson Medical School. Dr. Lizzul also earned an M.B.A. in Entrepreneurship from the Rutgers Business School.

In connection with his appointment as Chief Medical Officer, Dr. Lizzul entered into an employment agreement with us, setting forth the principal terms and conditions of his employment, including his current annual base salary of $400,000 and an annual target cash bonus opportunity of up to 40% of his base salary, which bonus is earned based on our achievement of performance goals established by the Chief Executive Officer of AnaptysBio, the achievement of which is evaluated by the Chief Executive Officer and the Board. The employment agreement also provides for a sign-on bonus of $100,000, 1/24th of which will vest on each monthly anniversary of July 31, 2020. In the event that that Dr. Lizzul’s employment is terminated by AnaptysBio for “cause” or by Dr. Lizzul without “good reason”, Dr. Lizzul will be required to pay back to AnaptysBio the unvested portion of the sign-on bonus. Dr. Lizzul’s employment is at will and may be terminated at any time, with or without cause. In the event that Dr. Lizzul is terminated without “cause” or resigns for “good reason” (each as defined in the applicable employment agreement), provided that he delivers a signed settlement and general release in favor of us and satisfies all conditions to make such release effective, (i) he will receive continued severance payments for nine months, and (ii) and if he elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), we will pay directly to the insurance provider of our group health plans, the monthly premium for such continuation coverage for the officer and his family, for nine months, or such earlier date on which coverage with a new employer is obtained. However, pursuant to the terms of the employment agreement, if AnaptysBio experiences a change in control and Dr. Lizzul is terminated without “cause” or resigns for “good reason” (each as defined in the employment agreement) upon the occurrence of, or within 13 months following, such change of control, and provided that Dr. Lizzul delivers a signed settlement and general release in favor of AnaptysBio and satisfies all conditions to make such release effective, (i) Dr. Lizzul will receive severance payments and COBRA premiums, paid directly to the insurance provider of our group health plan for Dr. Lizzul and his family, for twelve months and (ii) his currently outstanding stock options will vest in full. Consistent with the terms of the employment agreements of the other executive officers of AnaptysBio, the employment agreement also contains a “better after-tax” provision, which provides that if any payment to Dr. Lizzul constitutes a parachute payment under Section 280G of the Code, the payment will either be (i) reduced or (ii) provided in full to Dr. Lizzul, whichever results in Dr. Lizzul receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code, in each case based upon the highest marginal rate for the applicable tax.

In connection with Dr. Lizzul’s appointment as Chief Medical Officer, AnaptysBio has granted Dr. Lizzul an option to purchase 90,000 shares of its common stock with an exercise price equal to the fair market value of its common stock on the date of grant, which will vest as to 25% of such option as of the first anniversary of Dr. Lizzul’s employment by AnaptysBio, and monthly thereafter for 36 months.

There are no arrangements or understandings between Dr. Lizzul and any other persons pursuant to which he was selected as Chief Medical Officer. There are also no family relationships between Dr. Lizzul and any director or executive officer of AnaptysBio and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The press release announcing the foregoing leadership changes is filed as Exhibit 99.01 to this report.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.01	Press release dated July 31, 2020
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AnaptysBio, Inc.
Date: July 31, 2020	By:	/s/ Eric Loumeau
Name: Eric Loumeau
Title: Chief Operating Officer and General Counsel